Securities and Exchange Commission
Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2018

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles	90071
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

 On May 1, 2018, Cadiz Inc. (the "Company") and Water Asset Management, LLC ("WAM"), the Company's largest equity stockholder, entered into a Cooperation Agreement (the "Cooperation Agreement").

 Pursuant to the Cooperation Agreement, the Company has agreed to expand its Board of Directors (the "Board") from nine to eleven members and to add to the Board two new members designated by WAM.  The two WAM designees are expected to be named by the end of May and join the Board immediately.  All eleven members of the Board will be subject to a vote of the Company's stockholders at the Company's 2018 Annual Meeting of Stockholders, which will be held later this year at a date yet to be determined.  The two WAM designees will qualify as independent directors under the applicable independence rules of the Nasdaq Global Market and at least one WAM designee will be assigned to serve on each of the committees of the Board.

 The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full terms and conditions of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01     Other Events

 On May 2, 2018, the Company and WAM issued a joint press release announcing the entry into the Cooperation Agreement.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

10.1	Cooperation Agreement, dated as of May 1, 2018, between Water Asset Management, LLC and Cadiz Inc.

99.1	Joint Press Release dated May 2, 2018 issued by Water Asset Management, LLC and Cadiz Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  May 3, 2018